Exhibit 99.1

Red Cat Holdings Announces Pricing of $16 Million Public Offering and Nasdaq Listing

HUMACAO, Puerto Rico April 29, 2021 /PRNewswire/ — Red Cat Holdings, Inc. (Nasdaq: RCAT) (“Red Cat” or the “Company”), a leading brand in the drone industry, today announced the pricing of its underwritten public offering of 4,000,000 shares of its common stock at a public offering price of $4.00 per share, for gross proceeds of $16,000,000, before deducting underwriting discounts and offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 600,000 shares of common stock to cover over-allotments at the initial public offering price, less the underwriting discount. All of the shares of common stock are being offered by the Company. The offering is expected to close on May 4, 2021, subject to satisfaction of customary closing conditions.

The Company has received approval to list its common stock on the Nasdaq Capital Market under the symbol “RCAT” and is expected to begin trading on April 30, 2021.

The Company intends to use the proceeds to provide funding for service, sales, and marketing efforts for its Red Cat Drone Services, strategic acquisitions and related expenses, and general working capital.

ThinkEquity, a division of Fordham Financial Management, Inc., is acting as sole book-running manager for the offering.

The Securities and Exchange Commission ("SEC") declared effective a registration statement on Form S-1 relating to these securities on April 29, 2021. A final prospectus relating to this offering will be filed with the Securities and Exchange Commission. The offering is being made only by means of a prospectus. Copies of the final prospectus relating to the offering may be obtained, when available, by contacting ThinkEquity, 17 State Street, 22nd Floor, New York, NY 10004, telephone (877) 436-3673, email: prospectus@think-equity.com. Investors may also obtain these documents at no cost by visiting the SEC's website at https://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Red Cat Holdings, Inc.

Red Cat provides products, services and solutions to the drone industry through its three wholly owned subsidiaries. Fat Shark Holdings is the leading provider of First Person View (FPV) video goggles to the drone industry. Rotor Riot, LLC is a leader in the sale of FPV drones and equipment, primarily to the consumer marketplace through its digital storefront located at www.rotorriot.com. Rotor Riot enjoys high visibility in social media through its Facebook page and its sponsorship of a professional drone racing team which has won numerous championships.  Red Cat Propware is developing a Software-as-a-Solution ("SaaS") platform to provide drone flight data analytics and storage, as well as diagnostic products and services. Learn more at https://www.redcatholdings.com/.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Red Cat Holdings, Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Red Cat Holdings, Inc. undertakes no duty to update such information except as required under applicable law.

Contact:

Chad Kapper
Phone: (818) 906-4701
E-mail: investors@redcat.red
Website: https://www.redcatholdings.com/

Investor Relations Contact
Bruce Haase
RedChip Companies
(407) 712-8965
bruce@redchip.com